                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

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                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                              The WMF Group, Ltd.
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             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                         54-1647759
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       (State or Other Jurisdiction of                        (I.R.S. Employer
       Incorporation or Organization)                        Identification No.)

1593 Spring Hill Road, Suite 400, Vienna, Virginia                  22182
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  (Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code  (703) 610-1400
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Securities to be registered pursuant to Section 12(b) of the Act:  None

   Title of Each Class                        Name of Each Exchange on Which
   to be so Registered                        Each Class is to be Registered
   -------------------                        ------------------------------


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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value
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                                (Title of Class)



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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10


   ITEM NO.   CAPTION                                                 LOCATION IN INFORMATION STATEMENT
   -------    -------                                                 ---------------------------------
      1.      Business                              Summary; Risk Factors; The Distribution; Management's Discussion
                                                    and Analysis of Financial Condition and Results of Operations;
                                                    Industry Overview; Business

      2.      Financial Information                 Selected Financial Data; Management's Discussion and Analysis of
                                                    Financial Condition and Results of Operations

      3.      Properties                            Business

      4.      Security Ownership of Certain         Principal Stockholders of the Company; Risk Factors
              Beneficial Owners and Management

      5.      Directors and Executive Officers      Management of the Company; Description of the Company Capital
                                                    Stock

      6.      Executive Compensation                Management of the Company; Principal Stockholders of the Company

      7.      Certain Relationships and Related     Summary; Related Party Transactions; The Distribution;
              Transactions                          Arrangements between NHP and the Company after the Share
                                                    Distribution; Risk Factors

      8.      Legal Proceedings                     Business

      9.      Market Price of and Dividends on the  Summary; Risk Factors; The Distribution; Management of the
              Registrant's Common Equity and        Company; Principal Stockholders of the Company; Description of
              Related Stockholder Matters           Company Capital Stock

     10.      Recent Sales of Unregistered          Not applicable
              Securities

     11.      Description of Registrant's           Description of Company Capital Stock; The Distribution;
              Securities to be Registered           Arrangements between NHP and the Company after the Share
                                                    Distribution

   ITEM NO.   CAPTION                                                 LOCATION IN INFORMATION STATEMENT
   -------    -------                                                 ---------------------------------
     12.      Indemnification of Directors and      Description of Company Capital Stock
              Officers

     13.      Financial Statements and              Summary; Summary Financial Information; Capitalization; Selected
              Supplementary Data                    Financial Data; Management's Discussion and Analysis of
                                                    Financial Condition and Results of Operations; Financial Statements

     14.      Changes in and Disagreements with     Independent Public Accountants
              Accountants on Accounting and
              Financial Disclosure

     15.      Financial Statements and Exhibits     Financial Statements; Index to Exhibits

                                   SIGNATURES



                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                               The WMF Group, Ltd.

                                               By:  /s/ SHEKAR NARASIMHAN
                                                   --------------------------
                                                   Name: Shekar Narasimhan
                                                   Title: President and Chief
                                                           Executive Officer



May 14, 1997

                                 EXHIBIT INDEX


Exhibit
  No.            Description
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2.1              Rights Agreement dated as of April 21, 1997 by and between NHP Incorporated, NHP Financial Services, Ltd. and The
                 First National Bank of Boston (1)

3.1              Certificate of Incorporation of The WMF Group, Ltd.

3.2 *            By-laws of The WMF Group, Ltd.

4.1 *            Form of certificate representing shares of Common Stock of The WMF Group, Ltd.

11  *            Statement re computation of per share earnings

16  *            Letter re change in certifying accountant

21               Subsidiaries of the registrant

27  *            Financial data schedule

99.1             Information Statement of The WMF Group, Ltd. dated as of May __, 1997

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*     To be filed by amendment

(1) Incorporated by reference to Exhibit 2.2 to Report on Form 8-K of NHP Incorporated filed April 24, 1997.